UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 18, 2006

Shandong Ruitai Chemical Co., Ltd.

 (Exact name of registrant as specified in its charter)

Delaware	000-04494	13-5661446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

87-10 Clover Place Holliswood, NY 11423
(Address of principal executive offices) Registrant’s Telephone Number, including area code: 718-740-2278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01

Changes in Control of Registrant.

On September 8, 2006, Cosmo J. Caterino, Cosmo J. Caterino Trustee of the Monomoy Trust, Chiricahua Company, LLC, beneficially owned by David C. Merrell, and Corrie Merrell (collectively referred to as the “Selling Shareholders”), entered into a Stock Purchase Agreement (the “Agreement”) with Mid-Continental Securities Corp., an Illinois corporation (the “Purchaser”), pursuant to which, the Selling Shareholders agreed to sell to the Purchaser and the Purchaser agreed to purchase from the Selling Shareholders 1,752,500 shares of Common Stock (the “Shares”) of the Commercial Property Corporation (the “Company”), a Delaware corporation. The aggregate purchase price for the Shares was US$490,700, or approximately US$0.28 per share. The Shares represent approximately 85.29% of the 2,054,652 issued and outstanding shares of Common Stock of the Company. The purchase and sale of the Shares closed on September 18, 2006 (the “Closing”).

The Purchaser used funds that were raised through a private placement to purchase the Shares.

Neither the Purchaser nor any of its affiliates have any relationship with the Company or any of its affiliates other than in respect of the Agreement.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the transaction described above, David C. Merrell and Kristine M. Rogers, the current directors and executive officers of the Company, submitted their resignations to be effective as of Closing.  Prior to the effective date of their resignations, the current directors appointed the following individuals, whose appointments became effective as of the Closing: (i) Anna Herbst as Director, President, and Chief Financial Officer; (ii) Cosmo Alberto Palmieri as Director and Vice President; and (iii) Frank C. Pioppi as Director and Secretary.

Biographical Information

Anna Herbst.  Ms. Herbst has over 17 years experience in the field of reverse mergers and research with regard to suitability of companies on the Pink Sheets, Over-The-Counter Bulletin Board, NASDAQ board and AMEX board for their use as shell companies for the purpose of reverse merger. She has also assisted in the process of completing quarterly and annual Commission Forms 10-K, 10-Q and all other Commission forms.

Cosmo Alberto Palmieri. Mr. Palmieri graduated from the University of Texas at Austin in 1993 with a B.A. Degree in Economics. He is the owner and president of Sendero Development, Inc. in Austin, Texas, which develops residential subdivisions and high-end homes. He oversees all of the building and business aspects of Sendero Development, Inc.

Frank C. Pioppi. Mr. Pioppi has owned and operated Beachmont Restaurants, Inc. since 1983; and he is currently and executive officer of Mid-Continental Securities Corp. He graduated from the University of Massachusetts in 1980, with a B.A. Degree, and has invested in and owned investment real estate properties since that time.

Directorships

None of the Company’s executive officers or directors is a director of any company with a class of equity securities registered pursuant to Section 12 of the Securities exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Family Relationships   There are no family relationships among directors and executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Shandong Ruitai Chemical Co., Ltd.

By: /s/ Anna Herbst

Anna Herbst, Director

February 13, 2007